Exhibit 10.4

AMENDMENT NO. 3

TO THE

QUANTA SERVICES, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment No. 3 to the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “Plan”) is made on behalf of Quanta Services, Inc., the sponsor of the Plan, on May 24, 2018.

1. The introductory clause of Section 2(f) of the Plan is hereby amended and restated in its entirety to read as follows:

“(f) “Change in Control” shall, in the case of a particular Award, be deemed to occur upon:”

2. Section 2(f)(iv) of the Plan is hereby amended and restated in its entirety to read as follows:

“(iv) The Company has consummated a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);”

3. Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan 13,300,000 Common Shares subject to Awards. The aggregate number of Common Shares subject to Awards granted in any one calendar year to all Participants shall not exceed 5,000,000 shares, and the aggregate number of Common Shares subject to an Award granted in any one calendar year to any individual shall not exceed 1,000,000 shares.”

4. Section 15(b)(ii) of the Plan is hereby amended and restated in its entirety to read as follows:

“(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”); provided, that (x) the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan, and (y) no third-party financial institution shall qualify as a “Permitted Transferee”.”

5. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

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As approved by the Board of Directors of Quanta Services, Inc. on March 29, 2018

As approved by the stockholders of Quanta Services, Inc. on May 24, 2018

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